As filed with the Securities and Exchange Commission on March 27, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aligos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-4724808
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Corporate Dr., 2nd Floor

South San Francisco, CA 94080

(800) 466-6059

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lawrence M. Blatt, Ph.D.

Chairman, President and Chief Executive Officer

Aligos Therapeutics, Inc.

One Corporate Dr., 2nd Floor

South San Francisco, CA 94080

(800) 466-6059

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark V. Roeder, Esq.

John C. Williams, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 27, 2025.

PROSPECTUS

6,245,475 Shares

Common Stock

Offered by the Selling Securityholders

This prospectus relates to the resale from time to time of up to an aggregate of 6,245,475 shares of our common stock, $0.0001 par value per share, by the selling securityholders identified in this prospectus (collectively with any donees, pledgees, assignees, transferees or other successors-in-interest, the “Selling Securityholders”), which consist of (i) 1,510,055 shares of our common stock presently issued and outstanding, (ii) 800,000 shares of our common stock issuable upon the conversion of outstanding shares of our non-voting common stock held by certain Selling Securityholders, (iii) 1,922,511 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock held by certain Selling Securityholders (the “2025 Pre-Funded Warrants”), and (iv) 2,012,909 shares of our common stock issuable upon the exercise of outstanding common warrants to purchase shares of our common stock held by the Selling Securityholders (the “2025 Common Warrants” and, together with the Pre-Funded Warrants, the “2025 Warrants”). The 2025 Warrants may be exercised in whole or in part at the discretion of the holder, subject to the limitations set forth therein. This prospectus provides you with a general description of the securities. We are registering the resale of the shares covered by this prospectus pursuant to the Selling Securityholders’ registration rights under registration rights agreements dated as of February 13, 2025.

The Selling Securityholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their securities covered by this prospectus on any stock exchange, market, or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” which begins on page 22.

We have two classes of common stock: voting common stock that the Selling Securityholders may, from time to time, sell, transfer, or otherwise dispose of, and non-voting common stock. For a description of the rights of the voting common stock and non-voting common stock, please see “Description of Securities” beginning on page 9 of this prospectus. Unless otherwise noted, all references in this prospectus to our “common stock,” “common shares” or “shares” refers to our voting common stock.

We are not offering any shares of our common stock for sale under this prospectus. We will not receive any of the proceeds from the sale of shares of common stock by the Selling Securityholders. All expenses of registration incurred in connection with this offering are being borne by us. Moreover, we will receive the exercise price upon any exercise of the 2025 Warrants, to the extent exercised on a cash basis. We currently intend to use such proceeds, if any, to fund working capital and other general corporate purposes. The holders of the 2025 Warrants are not obligated to exercise the 2025 Warrants, and we cannot predict whether or when, if ever, the holders of the 2025 Warrants will choose to exercise their respective 2025 Warrants, in whole or in part.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION TITLED “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ALGS.” On March 26, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $9.66 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is   , 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders may, from time to time, sell up to 6,245,475 shares of common stock in one or more offerings as described in this prospectus. In connection with the offer and sale of securities by the Selling Securityholders, the Selling Securityholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any such prospectus supplement or free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectuses, together with the additional information described under the section titled “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar sections in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Aligos,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Aligos Therapeutics, Inc. and its subsidiaries, taken as a whole, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

This prospectus also includes trademarks, tradenames, and service marks that are the property of us or other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable owner will not assert its rights to these trademarks and tradenames.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business, operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that are in some cases beyond our control and may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	the scope, progress, results and costs of developing our drug candidates or any other future drug candidates, and conducting nonclinical studies and clinical trials;

•	the scope, progress, results and costs related to the research and development of our pipeline;

•	the timing of, and costs involved in, obtaining and maintaining regulatory approval for any of our current or future drug candidates, and any related restrictions or limitations;

•	our expectations regarding the potential market size and size of the potential patient populations for our drug candidates and any future drug candidates, if approved for commercial use;

•	our ability to maintain existing, and establish new, collaborations, licensing or other arrangements and the financial terms of any such agreements;

•	our commercialization, marketing and manufacturing capabilities and expectations;

•	the rate and degree of market acceptance of our drug candidates, as well as the pricing and reimbursement of our drug candidates, if approved;

•	the implementation of our business model and strategic plans for our business, drug candidates and technology, including additional indications for which we may pursue;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our drug candidates, including the projected term of patent protection;

•	any lawsuits related to our drug candidates or commenced against us;

•	estimates of our expenses, future revenue, capital requirements, our needs for additional financing and our ability to obtain additional capital;

•	developments and projections relating to our competitors and our industry, including competing therapies and procedures;

•	regulatory and legal developments in the United States and foreign countries;

•	the performance of our third-party suppliers and manufacturers;

•	our ability to attract and retain key management, scientific and medical personnel;

•	our expectations regarding our ability to obtain, maintain, enforce and defend our intellectual property protection for our drug candidates; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors.”

These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus and the documents incorporated by reference herein may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar sections in other documents that are incorporated by reference into this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements contained herein for any reason after the date of this report to conform these statements to new information, actual results or changes in our expectations, except as required by applicable law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our corporate website address is https://www.aligos.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement or any related free writing prospectus that we may provide about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report, Audit Committee report, performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 10, 2025;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 12, 2024, from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2024;

•

our Current Reports on Form 8-K filed with the SEC on February 3, 2025 and February 12, 2025 (solely with respect to Items 1.01, 3.02 and Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4 and 104 thereto); and

•

the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on October 13, 2020, as updated by the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 10, 2025, including any amendments or reports filed for the purposes of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Aligos Therapeutics, Inc.

One Corporate Dr., 2nd Floor

South San Francisco, CA 94080

(800) 466-6059

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Overview

We are a clinical-stage biotechnology company focused on developing novel therapeutics to address unmet medical needs in liver diseases and viral infections, including in the areas of chronic hepatitis B virus infection, metabolic dysfunction-associated steatohepatitis, and coronavirus infections (e.g., SARS CoV 2, SARS CoV, MERS CoV, and other related infections). The Aligos team has a demonstrated track record of success in drug development and medicinal chemistry in liver and viral diseases, resulting in three potential best-in-class drug candidates.

Corporate Information

We were incorporated in the state of Delaware on February 5, 2018. Our principal executive offices are located at One Corporate Drive, 2nd Floor, South San Francisco, California 94080, and our telephone number is (800) 466-6059. Our website address is https://www.aligos.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before making a decision about investing in our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of common stock being offered by any of the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts, commissions, placement agent fees or other similar expenses incurred by the Selling Securityholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of our counsel.

We will receive proceeds from the exercise of the 2025 Warrants for cash, if any, but not from the sale of the shares of common stock issuable upon such exercise. If any of the 2025 Warrants are exercised on a net exercise cashless basis, we would not receive any cash payment from the applicable Selling Securityholder upon any such exercise. Unless otherwise disclosed in a prospectus supplement, we intend to use any net proceeds from the exercise of 2025 Warrants for cash to fund working capital and other general corporate purposes.

DESCRIPTION OF SECURITIES

The following summary describes the capital stock of Aligos Therapeutics, Inc. (the “Company,” “we,” “us” and “our”) and the material provisions of our amended and restated certificate of incorporation and our amended and restated bylaws and of the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation, amended and restated bylaws, forms of common warrants and forms of pre-funded warrants, copies of which are filed as exhibits to the registration statement of which this prospectus forms and are incorporated by reference herein.

General

Our authorized capital stock consists of:

•	20,000,000 shares of voting common stock, $0.0001 par value;

•	800,000 shares of non-voting common stock, $0.0001 par value; and

•	10,000,000 shares of preferred stock, $0.0001 par value.

Common Stock and Non-Voting Common Stock

Voting Rights

The holders of our common stock and non-voting common stock have identical rights, provided that, (i) except as otherwise expressly provided in our amended and restated certificate of incorporation or as required by applicable law, on any matter that is submitted to a vote by our stockholders, holders of our common stock are entitled to one vote per share of common stock, and holders of our non-voting common stock are not entitled to any votes per share of non-voting common stock, including for the election of directors, and (ii) holders of our common stock have no conversion rights, while holders of our non-voting common stock have the right to convert each share of non-voting common stock into one share of common stock at such holder’s election, provided that as a result of such conversion, such holder, together with its affiliates and any members of a Schedule 13(d) group with such holder, would not beneficially own in excess of 4.99% of our common stock immediately prior to and following such conversion, unless otherwise expressly provided for in our amended and restated certificate of incorporation.

However, this ownership limitation may be increased to any other percentage designated by such holder of non-voting common stock upon 61 days’ notice to us or decreased at any time upon notice to us.

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. In addition, the affirmative vote of holders of 66-2/3% of the voting power of all of the then outstanding voting stock is required to take certain actions, including amending certain provisions of our amended and restated certificate of incorporation, such as the provisions relating to amending our amended and restated bylaws, our classified board and director liability.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock and non-voting common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Rights Upon Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock and non-voting common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Other Rights

Holders of our common stock and non-voting common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock or non-voting common stock. The rights, preferences and privileges of the holders of our common stock and non-voting common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock and non-voting common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Warrants Associated with 2023 PIPE Offering

On October 23, 2023, we entered into a securities purchase agreement with certain purchasers named therein (the “2023 Securities Purchase Agreement”), pursuant to which we sold 1,257,170 shares of our common stock, pre-funded warrants to purchase up to 3,077,165 shares of our common stock (the “2023 Pre-Funded Warrants”) and accompanying common warrants to purchase up to 2,249,680 shares of our common stock (the “2023 Common Warrants”).

As of December 31, 2024, 2023 Pre-Funded Warrants to purchase up to 2,441,405 shares of our common stock and 2023 Common Warrants to purchase up to 2,200,858 shares of our common stock were outstanding.

2023 Pre-Funded Warrants

The 2023 Pre-Funded Warrants have an exercise price of $0.0025 per share of common stock and are exercisable until exercised in full. The exercise price and number of shares of common stock issuable upon exercise of the 2023 Pre-Funded Warrants may be adjusted upon the occurrence of specific events, including stock dividends, stock splits, reclassifications and combinations of the Company’s common stock.

We issued the 2023 Pre-Funded Warrants in certificated form. A holder of a 2023 Pre-Funded Warrant certificate may exercise such 2023 Pre-Funded Warrant with the notice of exercise form attached to the 2023 Pre-Funded Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price for the number of 2023 Pre-Funded Warrants being exercised.

Under the terms of the 2023 Pre-Funded Warrants, a holder (together with its affiliates) may not exercise any portion of a 2023 Pre-Funded Warrant to the extent that the holder would beneficially own more than 4.99% or

9.99% (the percentage that was elected by each holder prior to the issuance of the 2023 Pre-Funded Warrants) of our common stock outstanding immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% or 9.99% beneficial ownership blocker may increase or decrease the amount of ownership of outstanding common stock after exercising the holder’s 2023 Pre-Funded Warrant up to 19.99% of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the 2023 Pre-Funded Warrants.

The holders of the 2023 Pre-Funded Warrants must pay the exercise price upon exercise of the 2023 Pre-Funded Warrants, unless such holders are utilizing the cashless exercise provision of the 2023 Pre-Funded Warrants. The 2023 Pre-Funded Warrants may be exercised at such time by means of a “cashless exercise” in which, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise the net number of shares of common stock determined according to a formula set forth in the 2023 Pre-Funded Warrants.

In the event of certain fundamental transactions (as described in the 2023 Pre-Funded Warrants), a holder of 2023 Pre-Funded Warrants will be entitled to receive, upon exercise of the 2023 Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the 2023 Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the 2023 Pre-Funded Warrants.

Except for the right to participate in certain dividends and distributions and as otherwise provided in the 2023 Pre-Funded Warrants or by virtue of a holder’s ownership of our common stock, the holders of the 2023 Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

2023 Common Warrants

The 2023 Common Warrants have an exercise price of $18.92 per share of common stock and expire on October 25, 2030. The exercise price and number of shares of common stock issuable upon exercise of the 2023 Common Warrants may be adjusted upon the occurrence of specific events, including stock dividends, stock splits, reclassifications subdivisions, and combinations of the Company’s common stock.

We issued the 2023 Common Warrants in certificated form. A holder of a 2023 Common Warrant certificate may exercise such 2023 Common Warrant with the notice of exercise form attached to the 2023 Common Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price for the number of 2023 Common Warrants being exercised.

Under the terms of the 2023 Common Warrants, a holder (together with its affiliates) may not exercise any portion of a 2023 Common Warrant to the extent that the holder would beneficially own more than 4.99% or 9.99% (the percentage that was elected by each holder prior to the issuance of the 2023 Common Warrants) of our common stock outstanding immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% or 9.99% beneficial ownership blocker may increase or decrease the amount of beneficial ownership of outstanding common stock after exercising the holder’s 2023 Common Warrants up to 19.99% of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the 2023 Common Warrants.

The holders of the 2023 Common Warrants must pay the exercise price upon exercise of the 2023 Common Warrants, unless such holders are utilizing the net exercise provision of the 2023 Common Warrants. The 2023 Common Warrants may be exercised at such time by means of a “net exercise” in which, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise the net number of shares of common stock determined according to a formula set forth in the 2023 Common Warrants.

In the event of certain fundamental transactions (as described in the 2023 Common Warrants), a holder of 2023 Common Warrants will be entitled to receive, upon exercise of the 2023 Common Warrants, the kind and amount of securities, cash, assets or any other property that such holder would have received had they exercised the 2023 Common Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the 2023 Common Warrants.

Except for the right to participate in certain dividends and distributions and as otherwise provided in the 2023 Common Warrants or by virtue of a holder’s ownership of our common stock, the holders of the 2023 Common Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

We do not intend to apply for listing of the 2023 Pre-Funded Warrants or 2023 Common Warrants on any securities exchange or other trading system.

Warrants Associated with 2025 PIPE Offering

On February 11, 2025, we entered into a securities purchase agreement with certain purchasers named therein (the “2025 Securities Purchase Agreement”), pursuant to which we sold 2,103,307 shares of our common stock, consisting of 1,427,000 shares of common stock and 676,307 shares of non-voting common stock, pre-funded warrants to purchase up to an aggregate of 1,922,511 shares of our common stock (the “2025 Pre-Funded Warrants”) and accompanying warrants to purchase up to an aggregate of 2,012,909 shares of our common stock (the “2025 Common Warrants”).

2025 Pre-Funded Warrants

The 2025 Pre-Funded Warrants have an exercise price of $0.0001 per share of common stock and are exercisable until exercised in full. The exercise price and number of shares of common stock issuable upon exercise of the 2025 Pre-Funded Warrants may be adjusted upon the occurrence of specific events, including stock dividends, stock splits, reclassifications and combinations of the Company’s common stock.

We issued the 2025 Pre-Funded Warrants in certificated form. A holder of a 2025 Pre-Funded Warrant certificate may exercise such 2025 Pre-Funded Warrant with the notice of exercise form attached to the 2025 Pre-Funded Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price for the number of 2025 Pre-Funded Warrants being exercised.

Under the terms of the 2025 Pre-Funded Warrants, a holder (together with its affiliates) may not exercise any portion of a 2025 Pre-Funded Warrant to the extent that the holder would beneficially own more than 4.99% or 9.99% (the percentage that was elected by each holder prior to the issuance of the 2025 Pre-Funded Warrants) of our common stock outstanding immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% or 9.99% beneficial ownership blocker may increase or decrease the amount of ownership of outstanding common stock after exercising the holder’s 2025 Pre-Funded Warrant up to 19.99% of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the 2025 Pre-Funded Warrants.

The holders of the 2025 Pre-Funded Warrants must pay the exercise price upon exercise of the 2025 Pre-Funded Warrants, unless such holders are utilizing the cashless exercise provision of the 2025 Pre-Funded Warrants. The 2025 Pre-Funded Warrants may be exercised at such time by means of a “cashless exercise” in which, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise the net number of shares of common stock determined according to a formula set forth in the 2025 Pre-Funded Warrants.

In the event of certain fundamental transactions (as described in the 2025 Pre-Funded Warrants), a holder of 2025 Pre-Funded Warrants will be entitled to receive, upon exercise of the 2025 Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the 2025 Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the 2025 Pre-Funded Warrants.

Except for the right to participate in certain dividends and distributions and as otherwise provided in the 2025 Pre-Funded Warrants or by virtue of a holder’s ownership of our common stock, the holders of the 2025 Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

2025 Common Warrants

The 2025 Common Warrants have an exercise price of $26.02 per share of common stock and expire on February 13, 2032. The exercise price and number of shares of common stock issuable upon exercise of the 2025 Common Warrants may be adjusted upon the occurrence of specific events, including stock dividends, stock splits, stock combinations or other similar events involving the Company’s common stock.

We issued the 2025 Common Warrants in certificated form. A holder of a 2025 Common Warrant certificate may exercise such 2025 Common Warrant with the form of exercise notice attached to the 2025 Common Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price for the number of 2025 Common Warrants being exercised.

Under the terms of the 2025 Common Warrants, a holder (together with its affiliates) may not exercise any portion of a 2025 Common Warrant to the extent that the holder would beneficially own more than 4.99% or 9.99% (the percentage that was elected by each holder prior to the issuance of the 2025 Common Warrants) of our common stock outstanding immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% or 9.99% beneficial ownership blocker may increase or decrease the amount of beneficial ownership of outstanding common stock after exercising the holder’s 2025 Common Warrants up to 19.99% of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the 2025 Common Warrants.

The holders of the 2025 Common Warrants must pay the exercise price upon exercise of the 2025 Common Warrants, unless such holders are utilizing the cashless exercise provision of the 2025 Common Warrants (which is only available during the 90 days after the original issuance date of the 2025 Common Warrants and when there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the shares issuable upon exercise of the 2025 Common Warrants).

In the event of certain fundamental transactions (as described in the 2025 Common Warrants), a holder of 2025 Common Warrants will be entitled to receive, upon exercise of the 2025 Common Warrants, the kind and amount of securities, cash or property that such holder would have received had they exercised the 2025 Common Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the 2025 Common Warrants.

Except for the right to participate in certain dividends and distributions and as otherwise provided in the 2025 Common Warrants or by virtue of a holder’s ownership of our common stock, the holders of the 2025 Common Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

We do not intend to apply for listing of the 2025 Pre-Funded Warrants or 2025 Common Warrants on any securities exchange or other trading system.

Private Placement Registration Rights

2023 PIPE Offering

We agreed to file a registration statement with the SEC on or before November 28, 2023 to register for resale under the Securities Act of 1933, as amended (the “Securities Act”) all of the shares of our common stock issued and shares of our common stock issuable upon exercise of the 2023 Pre-Funded Warrants and the 2023 Common Warrants, in each case, pursuant to the 2023 Securities Purchase Agreement, and we further agreed to use our reasonable best efforts to cause such registration statement to be declared effective within the earlier of (i) 30 days following the filing date (or January 23, 2024, if the SEC reviewed and had written comments to the registration statement) and (ii) the fifth trading day after we were notified by the SEC that the registration statement would not be reviewed or would not be subject to further comments from the SEC. A registration statement on Form S-3 was filed with the SEC on November 17, 2023 in accordance with the aforementioned obligations.

2025 PIPE Offering

We agreed to file a registration statement with the SEC on or before March 30, 2025 to register for resale under the Securities Act all of the shares of our common stock issued and shares of our common stock issuable upon exercise of the 2025 Pre-Funded Warrants, pursuant to the 2025 Securities Purchase Agreement, and we further agreed to use our reasonable best efforts to cause such registration statement to be declared effective no later than the earlier of (i) 75 days following the filing date if the SEC notifies us that it will review the registration statement and (ii) the fifth trading day after we were notified by the SEC that the registration statement would not be reviewed or would not be subject to further comments from the SEC; provided, that if the deadline for effectiveness of the registration statement falls after February 14, 2025, it shall be automatically extended until the second business day following the date on which the Company files its Definitive Proxy Statement or Annual Report on Form 10-K that includes the disclosures required by Part III of Form 10-K, which shall be filed no later than April 30, 2025.

In addition, we agreed to file a registration statement with the SEC as promptly as reasonably practicable following demand by Baker Brothers Life Sciences, L.P. (together with its affiliates, the “Lead Investor”) or in any event within 60 days of such demand to register the resale of shares of common stock and any common stock issued or issuable upon the exercise or conversion of non-voting common stock and any other securities of ours held by the Lead Investor (provided, that such demand shall not be made earlier than the three-month anniversary of February 13, 2025). We agreed to use our reasonable best efforts to cause such registration statement to be declared effective as promptly as practicable after filing.

Investor Nomination Rights

On February 13, 2025, in connection with the closing (the “Closing”) of the transactions contemplated by the 2025 Securities Purchase Agreement, we entered into a letter agreement with the Lead Investor (the “Letter Agreement”), pursuant to which the Lead Investor will have the right to nominate and recommend the election of one individual to our board of directors (the “First Designee”) for so long as the Lead Investor owns at least 5.5% of our outstanding shares of voting common stock. The Lead Investor shall also have the right to nominate and recommend the election of a second individual to our board of directors (the “Second Designee”) for so long as the Lead Investor owns at least 19.9% of our outstanding shares of voting common stock, if after the election of the Second Designee there are at least seven members of our board of directors. The foregoing director nomination rights will terminate upon the earliest to occur of (1) such time as the Lead Investor beneficially owns less than 50% of the securities acquired at the Closing, (2) the tenth anniversary of the Closing and (3) the occurrence of a liquidation, merger or consolidation, change of control transaction, or sale of all or substantially all of our assets.

Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law and our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to institute a change of control of our company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Special Stockholder Meetings

Our amended and restated bylaws provide that a special meeting of stockholders may only be called by our board of directors, Chief Executive Officer or, in the absence of a chief executive officer, our President.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

Our amended and restated certificate of incorporation and our amended and restated bylaws eliminate the right of stockholders to act by written consent without a meeting.

Classified Board; Election and Removal of Directors; Filling Vacancies

Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. Our amended and restated certificate of incorporation provides for the removal of any of our directors only for cause and requires a stockholder vote by the holders of at least a 66-2/3% of the voting power of the then outstanding voting stock. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may only be filled by a resolution of the board of directors unless the board of directors determines that such vacancies will be filled by the stockholders. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors.

Choice of Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation, our amended and restated bylaws or as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; or any action asserting a claim against us that is governed by the internal affairs doctrine. Our amended and restated certificate of incorporation also provides that the federal district courts of the United States of America are the exclusive forum for the resolution of any complaint asserting a cause of action against us or any of our directors, officers, employees or agents and arising under the Securities Act.

We believe these provisions may benefit us by providing increased consistency in the application of Delaware law and federal securities laws by chancellors and judges, as applicable, particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, these provisions may have the effect of discouraging lawsuits against our directors and officers. The choice of forum provision requiring that the Court of Chancery of the State of Delaware or the federal district courts of the United States of America be the exclusive forum for certain actions would not apply to suits brought to enforce any liability or duty created by the Exchange Act.

Our exclusive forum provision does not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders are not deemed to have waived our compliance with these laws, rules and regulations.

Although our amended and restated certificate of incorporation contains the choice of forum provisions described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Amendment of Certificate of Incorporation Provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue undesignated preferred stock, would require approval by a stockholder vote by the holders of at least a 66-2/3% of the voting power of the then outstanding voting stock.

The provisions of the Delaware General Corporation Law, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitations of Liability and Indemnification

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that we shall indemnify our directors and officers, and may indemnify our employees and agents, to the fullest extent permitted by the DGCL, subject to limited exceptions; we shall advance expenses to our directors and officers and may advance expenses to our employees and agents in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and the rights provided in our amended and restated bylaws are not exclusive.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our officers and directors which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “ALGS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Co. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, NY 10004.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by certain of the Selling Securityholders from time to time of up to an aggregate of 6,245,475 shares of our common stock, which consist of (i) 1,510,055 shares of our common stock presently issued and outstanding, (ii) 800,000 shares of our common stock issuable upon the conversion of shares of our non-voting common stock, (iii) 1,922,511 shares of our common stock issuable upon the exercise of the 2025 Pre-Funded Warrants, and (iv) 2,012,909 shares of our common stock issuable upon the exercise of the 2025 Common Warrants. The term “Selling Securityholders” includes donees, pledgees, assignees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer.

On February 11, 2025, we entered into the 2025 Securities Purchase Agreement with the Selling Securityholders, pursuant to which we sold in a private placement (i) 2,103,307 shares of our common stock, consisting of 1,427,000 shares of voting common stock and 676,307 shares of non-voting common stock, (ii) 2025 Pre-Funded Warrants to purchase up to 1,922,511 shares of our common stock and (iii) accompanying 2025 Common Warrants to purchase up to 2,012,909 shares of our common stock, for an aggregate purchase price of approximately $105 million (the “2025 Private Placement”).

In connection with the 2025 Private Placement, we also entered into a registration rights agreement with the Selling Securityholders, pursuant to which we agreed to register for resale the shares of common stock issued, or issuable, to the Selling Securityholders in the 2025 Private Placement (the “Investor Registration Rights Agreement”). We also entered into a registration rights agreement with the Lead Investor in the 2025 Private Placement, pursuant to which we also granted the Lead Investor with certain registration rights with respect to other securities held by it (the “Lead Investor Registration Rights Agreement”). We also entered into the Letter Agreement in connection with the 2025 Private Placement, pursuant to which we granted the Lead Investor certain director nomination rights, as further described under “Description of Securities—Investor Nomination Rights.”

We are registering the resale of the shares of common stock covered by this prospectus pursuant to the Investor Registration Rights Agreement and the Lead Investor Registration Rights Agreement, which includes (i) the shares of common stock issued in the 2025 Private Placement, as well as the shares of common stock issuable upon the conversion of shares of non-voting common stock and the exercise of 2025 Warrants issued in the 2025 Private Placement, and (ii) an additional 206,748 shares of common stock otherwise held by (or issuable to) the Lead Investor, including 83,055 shares of common stock and 123,693 shares of common stock issuable upon the conversion of shares of non-voting common stock held by the Lead Investor.

The following table sets forth information concerning the shares of common stock that may be offered from time to time by each Selling Securityholder. The number of shares beneficially owned by each Selling Securityholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the Selling Securityholder has sole or shared voting power or investment power. Percentage ownership is based on 6,114,311 shares of voting common stock outstanding as of March 6, 2025. The table below does not reflect ownership of outstanding shares of our non-voting common stock. In computing the number of shares beneficially owned by a Selling Securityholder and their percentage ownership, shares of common stock subject to options, warrants or other rights held by such Selling Securityholder that are currently exercisable or will become exercisable within 60 days of March 6, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other Selling Securityholder.

For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering (including all shares of common stock issuable upon exercise of warrants relating to such shares and all shares of common stock issuable upon conversion of shares of non-voting common stock). Each of the Selling Securityholders listed has sole voting and investment power with respect to the shares beneficially owned by the Selling Securityholder unless noted otherwise.

The number of shares of our common stock offered for sale by the Selling Stockholders as set forth in the column below entitled “Number of Shares Offered” does not take into any contractual limitations contained in such securities that may restrict a holder (together with its affiliates) from beneficially owning in excess of a specified percentage of our common stock.

The information in the following table has been provided to us by or on behalf of the Selling Securityholders and the Selling Securityholders may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. A Selling Securityholder may sell all, some or none of its securities in this offering. See the section titled “Plan of Distribution.”

	Prior to Offering			After Offering
Selling Securityholder	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Offered	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Adage Capital Partners, L.P.(1)	535,000	8.65%	210,000	325,000	2.63%
Alyeska Master Fund, L.P.(2)	632,886	9.99%	618,000	1,371,783	9.99%
CVI Investments, Inc.(3)	308,444	4.99%	362,250	—	—
Deep Track Biotechnology Master Fund, Ltd.(4)	629,322	9.99%	747,627	1,098,587	8.31%
Entities affiliated with Baker Bros. Advisors LP(5)	316,766	4.99%	3,657,348	649,145	4.99%
Entities affiliated with Sio Capital Management, LLC(6)	102,000	1.66%	102,000	—	—
Hudson Bay Master Fund Ltd.(7)	308,444	4.99%	362,250	—	—
Woodline Master Fund L.P.(8)	236,876	3.84%	186,000	50,876	*

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)

Consists of (i) 465,000 shares of common stock and (ii) 70,000 shares of common stock issuable upon exercise of warrants held by Adage Capital Partners, L.P. (“Adage”). Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage, and each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by Adage and may be deemed the beneficial owner of such securities, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The address of these funds and persons is 200 Clarendon St., 52nd Floor, Boston, MA 02116.

(2)

Consists of (i) 412,000 shares of common stock and (ii) 220,886 shares of common stock issuable upon exercise of warrants held by Alyeska Master Fund, L.P. (“Alyeska Master Fund”). The amounts reported prior to the offering and after the offering exclude 3,646,925 and 2,290,028 shares of common stock, respectively, issuable upon exercise of warrants held by Alyeska due to a beneficial ownership limitation contained in such securities that restricts the holder thereof (together with its affiliates) beneficially owning in excess of 9.99% of the common stock. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, has voting and investment control of the shares held by Alyeska Master Fund. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund. The registered address of Alyeska Master Fund is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. and Mr. Parekh are located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(3)

Consists of (i) 241,500 shares of common stock and (ii) 66,944 shares of common stock issuable upon exercise of warrants held by CVI Investments, Inc. (“CVI”). The amount reported prior to the offering excludes 53,806 shares of common stock issuable upon exercise of warrants held by CVI due to a beneficial ownership limitation contained in such securities that restricts the holder thereof (together with its affiliates) beneficially owning in excess of 4.99% of the common stock. Heights Capital Management, Inc., the authorized agent of CVI, has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as President of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc. is affiliated with one or more Financial Industry Regulatory Authority member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the Registration Statement of Shares purchased by the Investor in this offering. The address of each of the foregoing entities and persons is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111.
(4)

Consists of (i) 444,110 shares of common stock and (ii) 185,212 shares of common stock issuable upon exercise of warrants held by Deep Track Biotechnology Master Fund, Ltd. (“Deep Track Master Fund”). The amount reported prior to the offering excludes 1,216,892 shares of common stock issuable upon exercise of warrants held by Deep Track Master Fund due to a beneficial ownership limitation contained in such securities that restricts the holder thereof (together with its affiliates) beneficially owning in excess of 9.99% of the common stock. David Kroin is the managing member of Deep Track Capital GP, LLC (“Deep Track GP”). Deep Track GP is the general partner of Deep Track Capital, LP (“Deep Track IM”). Deep Track IM is the investment manager of Deep Track Biotechnology Master Fund, Ltd. The address of each of the foregoing entities and persons is 200 Greenwich A venue, 3rd Floor, Greenwich, CT 06830.

(5)

Consists of (i) 77,456 shares of common stock, 100,927 shares of common stock issuable upon exercise of warrants, and 111,970 shares of common stock issuable upon conversion of shares of non-voting common stock held by Baker Brothers Life Sciences, L.P. (“BBLS”) and (ii) 5,599 shares of common stock, 132,784 shares of common stock issuable upon exercise of warrants, and 11,723 shares of common stock issuable upon conversion of shares of non-voting common stock held by 667, L.P. (together with BBLS, the “Baker Funds”). The amounts reported prior to the offering and after the offering exclude 6,050,542 and 2,060,815 shares of common stock, respectively, issuable upon exercise of warrants and conversion or shares of non-voting common stock beneficially owned by the Baker Funds due to a beneficial ownership limitation contained in such securities that restricts the holder thereof (together with its affiliates) beneficially owning in excess of 4.99% of the common stock. Baker Bros. Advisors LP (“BBA”) is the management company and investment advisor to the Baker Funds and has sole voting and investment power with respect to the securities held by the Baker Funds. Baker Bros. Advisors (GP) LLC (“BBA-GP”) is the sole general partner of BBA. Julian C. Baker and Felix J. Baker are managing members of BBA-GP. BBA-GP, Felix J. Baker, Julian C. Baker and BBA may be deemed to be beneficial owners of the securities directly held by the Baker Funds. Julian C. Baker, Felix J. Baker, BBA and BBA-GP disclaim beneficial ownership of all securities held by the Baker Funds, except to the extent of their indirect pecuniary interest therein. The business address of each of the foregoing entities and persons is 860 Washington Street, 3rd Floor, New York, NY.

(6)

Consists of (i) 9,000 shares of common stock and 4,500 shares of common stock issuable upon exercise of warrants held by Compass Offshore MAV, LTD. (“Compass Offshore”), (ii) 14,000 shares of common stock and (ii) 7,000 shares of common stock issuable upon exercise of warrants held by Compass MAV LLC (“Compass”), (iii) 19,000 shares of common stock and (ii) 9,500 shares of common stock issuable upon exercise of warrants held by Sio Partners Offshore, LTD. (“Offshore”), and (iv) 26,000 shares of common stock and (ii) 13,000 shares of common stock issuable upon exercise of warrants held by Sio Partners, LP (“Partners”). Sio Capital Management, LLC (“Sio Management”) is the investment manager of Partners, Offshore, Compass, and Compass Offshore, and Michael Castor is the sole owner and Managing Member of Sio Management. Sio Management and Mr. Castor may be deemed to beneficially own the securities held by Partners, Offshore, Compass, and Compass. Sio GP LLC is the General Partner of Partners. Each of Sio Capital Management LLC, Sio GP LLC and Michael Castor disclaims beneficial ownership over the securities held of record by stockholders, except to the extent of its or his pecuniary interest therein. The business address of each of the foregoing entities and persons is c/o Sio Capital Management, LLC, 600 Third Avenue, 2nd Floor, New York, NY 10016.

(7)

Consists of (i) 241,500 shares of common stock and (ii) 66,944 shares of common stock issuable upon exercise of warrants held by Hudson Bay Master Fund Ltd. (“Hudson Bay Master”). The amount reported prior to the offering excludes 53,806 shares of common stock issuable upon exercise of warrants held by

Hudson Bay Master due to a beneficial ownership limitation contained in such securities that restricts the holder thereof (together with its affiliates) beneficially owning in excess of 4.99% of the common stock. Hudson Bay Capital Management LP (“Hudson Bay Capital”), the investment manager of Hudson Bay Master, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC (“Hudson Bay GP”), which is the general partner of Hudson Bay Capital. Each of Hudson Bay Master and Sander Gerber disclaims beneficial ownership over these securities. The address of each of the foregoing entities and persons is c/o Hudson Bay Capital Management LP, 290 Harbor Drive, 3rd Floor, Stamford CT 06902.
(8)

Consists of (i) 174,876 shares of common stock and (ii) 62,000 shares of common stock issuable upon exercise of warrants held by Woodline Master Fund L.P. (“Woodline Master”). Woodline Partners LP (“Woodline Partners”) serves as the investment manager of Woodline Master and may be deemed to be the beneficial owner of the shares. Woodline Partners disclaims any beneficial ownership of these shares. The address of the foregoing entities is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used herein includes donees, pledgees, assignees, transferees or other successors-in-interest selling shares of common stock or interests in securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the Selling Securityholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through agreements with broker-dealers and the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act, amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Securityholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the 2025 Warrants by payment of cash, however, we will receive the exercise price of the 2025 Warrants.

The Selling Securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Securityholders to use our reasonable best efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the Selling Securityholders shall have resold or otherwise disposed of all the shares covered by this prospectus, (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” (as such term is defined in the Investor Registration Rights Agreement and the Lead Investor Registration Rights Agreement, as applicable), such that they may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect, and (iii) at least five years after the date of the Registration Rights Agreement.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Menlo Park, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. Certain attorneys of Latham & Watkins LLP beneficially own an aggregate of less than 1% of our common stock.

EXPERTS

The consolidated financial statements of Aligos Therapeutics, Inc. appearing in Aligos Therapeutics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$10,566
Legal fees and expenses	100,000
Accounting fees and expenses	20,000
Printing and miscellaneous expenses	14,434

Total	$145,000

Item 15. Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also requires us to indemnify our directors and officers, and authorizes us to indemnify its employees and other agents, to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that:

•	we shall indemnify our directors and officers, and may indemnify our employees and agents to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•

we shall advance expenses to our directors and officers and may advance expenses to our employees and agents in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our amended and restated bylaws are not exclusive.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended.

Item 16. Exhibits.

		Incorporated by Reference to Filings Indicated
Exhibit Number	Exhibit Description	Form	Exhibit No.	Fling Date	Filed Herewith

3.1(a)	Amended and Restated Certificate of Incorporation.	8-K	3.1	10/20/2020

3.1(b)	Certificate of Amendment, dated June 27, 2024, to Amended and Restated Certificate of Incorporation.	8-K	3.1	6/28/2024

3.1(c)	Certificate of Amendment, dated August 14, 2024, to Amended and Restated Certificate of Incorporation.	8-K	3.1	8/19/2024

3.2	Amended and Restated Bylaws.	8-K	3.2	10/20/2020

4.1	Reference is made to Exhibits 3.1 through 3.2.

4.2	Form of Common Stock Certificate.	10-Q	4.2	11/6/2024

4.3	Form of 2023 Pre-Funded Warrant.	8-K	4.1	10/25/2023

4.4	Form of 2023 Common Warrant.	8-K	4.2	10/25/2023

4.5	Form of 2025 Pre-Funded Warrant.	8-K	4.1	2/12/2025

4.6	Form of 2025 Common Warrant.	8-K	4.2	2/12/2025

5.1	Opinion of Latham & Watkins LLP.				X

10.1	Securities Purchase Agreement, dated February 11, 2025, by and among the Company and the purchasers listed therein.	8-K	10.1	2/12/2025

10.2	Registration Rights Agreement, dated February 13, 2025, by and among the Company and the investors party thereto.	10-K	10.18	3/10/2025

10.3	Lead Investor Registration Rights Agreement, by and among the Company and the investors party thereto.	10-K	10.19	3/10/2025

23.1	Consent of Independent Registered Public Accounting Firm.				X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

24.1	Powers of Attorney (included on signature page hereto).				X

107.1	Filing Fee Table.				X

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933, to any purchaser:

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on March 27, 2025.

ALIGOS THERAPEUTICS, INC.

By:	/s/ Lawrence M. Blatt
Lawrence M. Blatt, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence M. Blatt, Ph.D. and Lesley Ann Calhoun, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lawrence M. Blatt Lawrence M. Blatt, Ph.D.	President, Chief Executive Officer and Chairman (Principal Executive Officer)	March 27, 2025

/s/ Lesley Ann Calhoun Lesley Ann Calhoun	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2025

/s/ K. Peter Hirth K. Peter Hirth, Ph.D.	Director	March 27, 2025

/s/ Carole Nuechterlein Carole Nuechterlein, J.D.	Director	March 27, 2025

/s/ James Scopa James Scopa	Director	March 27, 2025

Signature	Title	Date

/s/ Bridget Martell Bridget Martell, M.A., M.D.	Director	March 27, 2025

/s/ Heather Preston Heather Preston, M.D.	Director	March 27, 2025

/s/ Margarita Chavez Margarita Chavez	Director	March 27, 2025